Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Gorilla Technology Group Inc. of our report dated April 28, 2023 relating to the financial statements, which appears in Gorilla Technology Group Inc.’s Annual Report on Form 20-F for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, Taiwan
Taipei, Taiwan
Republic of China
January 26, 2024